Exhibit 99.1

First Choice Bancorp Announces

Third Quarter of 2020 Financial Results

Current Quarter Highlights

●	Net income of $7.9 million, up 37.5% over Q2’20
●	Diluted earnings per common share of $0.67, up 36.7% over Q2’20
●	Pre-tax pre-provision income was $12.1 million, up 18.3% from Q2’20
●	Net interest margin of 4.05%, down 7 bps from Q2’20
●	Cost of funds of 0.29%, down 5 bps from Q2’20, due to active balance sheet management
●	Return on average assets and average equity of 1.39% and 11.57%
●	Efficiency ratio of 48.7%
●	Provision for loan loss expense of $1.0 million, down $1.1 million from Q2’20
●	Total loans held for investment increased $53.3 million, up 2.9% over Q2’20
●	Noninterest-bearing demand deposits were $736.1 million, representing 47.2% of total deposits
●	Tangible book value per share of $16.56, up $0.47 per share from Q2’20
●	Community bank leverage ratio (preliminary) was 10.29% at September 30, 2020
●	Quarterly cash dividend of $0.25 per share

COVID-19 Updates

●	At September 30, 2020, non Paycheck Protection Program (“PPP”) loans granted a 90-day principal and/or interest deferment totaled $37 million, down from $626 million at June 30, 2020
●	Over 97% of non-PPP loans that were granted a deferral have resumed regular payments or paid off
●	Five loans totaling $12 million have been granted a second 90-day deferment
●	Total outstanding principal before unearned fees of PPP loans was $400.1 million at September 30, 2020
●	No PPP loans were forgiven as of September 30, 2020
●	Originated four Main Street loans totaling $69.8 million and sold 95% of principal to Main Street Lending Facilities, resulting in a gain on sale of $486 thousand during Q3’20
●	All branches opened with appropriate safety precautions in place
●	Continue to leverage technology to increase operational efficiency and employee productivity

Cerritos, CA, October 20, 2020 – First Choice Bancorp (NASDAQ: FCBP) (“us,” “we,” “our,” or the “Company”), the holding company of First Choice Bank (the “Bank”), today reported net income of $7.9 million for the third quarter of 2020, or $0.67 per diluted share, compared to net income of $5.7 million, or $0.49 per diluted share, for the second quarter of 2020. Pre-tax pre-provision income was $12.1 million for the third quarter of 2020, an increase of $1.9 million, compared to the pre-tax pre-provision income of $10.3 million for the second quarter of 2020.

“Our third quarter results demonstrate the progress we have made transforming First Choice into a community-focused commercial bank that can provide financial solutions to our clients and financial performance to our shareholders,” said Peter Hui, Chairman of the Board. “While uncertainty remains, we believe our management experience, capital strength and focus on providing exceptional customer service position us to increase our market share over the coming months.”

“The promising trends we observed last quarter continued as 97% of deferred loans returned to regular payment schedules, operating leverage drove a 49% efficiency ratio, our net interest margin remained above 4% and we made progress increasing our market share in the Southern California market,” said Robert M. Franko, President and CEO of the Company. “We acted quickly to offer the Main Street Lending Program to eligible borrowers and believe it represents an attractive and profitable opportunity to assist new and existing clients, despite some of the well-known operating issues associated with the program. While we are concerned by the recent economic and social turmoil, we believe we can best serve our clients, our communities and our shareholders by continuing to act as a pillar of financial stability in the Southern California markets in which we operate.”

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STATEMENT OF INCOME

Net Interest Income

Net interest income for the third quarter of 2020 totaled $21.7 million, an increase of $1.4 million from the second quarter of 2020 due to higher interest income of $1.3 million, coupled with lower interest expense of $112 thousand. The increase in net interest income was due primarily to higher discount accretion from loans acquired in a business combination, full quarter impact of interest income from PPP loans, strong organic loan growth, and lower cost of interest-bearing time deposits. Average loans increased by $154.3 million from organic loan growth and PPP loans in the third quarter of 2020. The decrease in interest expense for the third quarter of 2020 was due primarily to a higher run-off of high cost time deposits and the Company’s proactive strategy to lower the cost of interest-bearing customer deposits and wholesale brokered CDs. Interest expense on interest-bearing deposits decreased $204 thousand, partially offset by an increase of $92 thousand on total borrowings. Interest expense on the PPP Liquidity Facility (“PPPLF”) was $212 thousand for the third quarter of 2020, compared to $112 thousand in the second quarter of 2020 due to higher average borrowings.

Net Interest Margin

Net interest margin for the third quarter of 2020 decreased 7 basis points to 4.05% from 4.12% for the second quarter of 2020.

The decrease in the net interest margin was due primarily to a 17 basis point decrease in loan yields (including fees and discounts), partially offset by a 5 basis point decrease in total funding costs. The decrease in loan yields were partially offset by higher accelerated discount accretion in the third quarter of 2020. The discount accretion from loans acquired in a business combination of $835 thousand contributed 16 basis points to the net interest margin in the third quarter of 2020 compared to $421 thousand and 9 basis points in the second quarter of 2020.

The decrease in the interest-earning assets yield and loan yield were driven by the lower market interest rates and the lower-yielding PPP loans. The yield on loans decreased to 4.77% for the third quarter of 2020, compared to 4.94% for the second quarter of 2020. The weighted average loan yield for PPP loans was 2.66%, which lowered the total loan yield by 54 basis points for the third quarter of 2020, compared to 46 basis points for the second quarter of 2020.

The cost of funds decreased to 0.29% for the third quarter of 2020, compared to 0.34% for the second quarter of 2020, due primarily to lower market interest rates, runoff of higher cost time deposits and active balance sheet management. Average noninterest-bearing demand deposits decreased $53.0 million to $730.3 million and represented 46.5% of total average deposits for the third quarter of 2020, compared to $783.3 million, or 50.7% of total average deposits, for the second quarter of 2020. The decrease in average noninterest-bearing demand deposits was primarily due to our customers’ use of funds during the third quarter of 2020 for the new deposit accounts opened for PPP loans in the second quarter of 2020. The total cost of deposits decreased 6 basis points to 0.25% for the third quarter of 2020, compared to 0.31% for the second quarter of 2020.

Average borrowings increased $7.3 million to $152.8 million, coupled with an increase of $112.6 million in average PPPLF outstanding with an average rate of 0.35% to support the PPP loans funded. The average cost of total borrowings remained relatively flat at 0.54% for the third quarter of 2020. Average senior secured notes decreased $2.1 million to $4.6 million and the average cost of such borrowings decreased 3 basis points to 3.36% for the third quarter of 2020.

Provision for Loan Losses

The provision for loan losses for the third quarter of 2020 decreased $1.1 million to $1.0 million, compared to $2.1 million for the second quarter of 2020. The driver for the third quarter provision was organic growth in the loan portfolio. While the economy gradually reopened in the second quarter of 2020, the timing of an economic recovery continues to remain uncertain. The assumptions underlying the COVID-19 related qualitative factors included (a) uncertain and volatile macro-economic conditions caused by the pandemic; (b) a stabilized unemployment rate; and (c) the loan deferment program and Main Street Lending Program. No provision for loan losses was taken on PPP loans as the SBA guarantees 100% of loan principal under the program.

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Noninterest Income

Noninterest income for the third quarter of 2020 was $1.9 million, an increase of $888 thousand from $1.1 million for the second quarter of 2020 due primarily to higher gains on loan sales of $990 thousand and higher net servicing fees of $237 thousand, partially offset by lower other income of $387 thousand. SBA loans sold during the third quarter of 2020 totaled $6.2 million resulting in a gain on sale of $504 thousand. Gains on loan sales for the third quarter of 2020 also included the sale of 95% of the principal balance of Main Street loans resulting in gains of $486 thousand. There were no gains on loan sales in the second quarter of 2020. The $237 thousand increase in net servicing fees was due primarily to lower amortization of servicing asset from early loan pay-offs which totaled $68 thousand for the third quarter of 2020 compared to $277 thousand for the second quarter of 2020. Other income decreased $387 thousand for the third quarter of 2020 due to $153 thousand gain on sale of foreclosed assets and $233 thousand Community Development Financial Institutions Bank Enterprise Award (“CDFI BEA”) recognized in the second quarter of 2020. There was no similar income in the third quarter of 2020.

Noninterest Expense

Noninterest expense increased $428 thousand to $11.5 million for the third quarter of 2020 from $11.1 million for the second quarter of 2020. This increase was due primarily to higher salaries and employee benefit expenses, higher FDIC assessment fees, offset by lower loan related expenses, lower customer service related expenses, and lower other expenses.

The $740 thousand increase in salaries and employee benefits was due to higher incentive accruals resulting from an increase in organic loan production in the third quarter of 2020. The $188 thousand increase in FDIC assessment fees was due primarily to the organic growth in the total assets during the third quarter of 2020.

The $167 thousand decrease in loan related expenses was due primarily to a recovery of expenses in the third quarter of 2020 and lower expense incurred for the roll-out of PPP loans in the third quarter of 2020. The $247 thousand decrease in customer service related expenses was due primarily to lower average demand deposits for certain deposit accounts during the third quarter of 2020. The decrease in other expenses resulted from no provision for unfunded loan commitments recognized in the third quarter of 2020 compared to a $300 thousand provision for unfunded loan commitments in the second quarter of 2020. Total unfunded loan commitments decreased $2.5 million to $390.9 million at September 30, 2020 from $393.4 million at June 30, 2020.

The efficiency ratio remained favorable and decreased to 48.7% in the third quarter of 2020, compared to 52.0% in the second quarter of 2020. The lower efficiency ratio in the third quarter of 2020 was driven by higher revenue including the gains from SBA and Main Street loan sales.

Income Taxes

Income tax expense was $3.3 million for the third quarter of 2020 compared to $2.4 million for the second quarter of 2020. The effective tax rate was 29.3% for the third quarter of 2020 and 29.8% for the second quarter of 2020. The effective tax rate for the full year of 2020 is expected to be in the range of 29% to 30%.

STATEMENT OF FINANCIAL CONDITION

Loan Portfolio

Total loans held for investment increased $53.3 million in the third quarter of 2020, or 2.9%, to $1.88 billion at September 30, 2020 due primarily to the organic loan growth and the Company’s participation in the Main Street Lending program. Loans held for sale increased $16.1 million to $36.5 million as the Company continued to originate new SBA 7a loans in the third quarter of 2020.

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New loan commitments from organic growth, excluding PPP loans, totaled $226.2 million for the third quarter of 2020, compared to $94.3 million for the second quarter of 2020. The third quarter new loan commitments included $47.3 million in construction and commercial real estate loans, $119.0 million in commercial and industrial loans, $23.4 million in SBA loans held for investment and $36.5 million of SBA loans held for sale. Total unfunded loan commitments decreased $2.5 million to $390.9 million at September 30, 2020 from $393.4 million at June 30, 2020 due to higher utilization on existing lines of credit. During the third quarter of 2020, borrower drawdown on existing lines of credit totaled $59.4 million, partially offset by repayments and new commitments.

PPP Loans

PPP loans, net of unearned fees of $9.9 million, totaled $390.2 million at September 30, 2020. The unearned fees are being accreted to income based on the two-year contractual maturity. The SBA did not act on any PPP loan forgiveness applications in the third quarter of 2020 and, accordingly, no PPP loans were forgiven in the quarter. The Company anticipates that the SBA may begin making determination as to PPP forgiveness applications in the fourth quarter of 2020 through the first quarter of 2021, at which point the recognition of fee income will be accelerated.

For loans originated under the SBA’s PPP loan program, interest and principal payment on these loans were originally deferred for six months following the funding date, during which time interest would continue to accrue. On October 7, 2020, the Paycheck Protection Program Flexibility Act of 2020 (“Flexibility Act”) extended the deferral period for borrower payments of principal, interest, and fees on all PPP loans to the date that the SBA remits the borrower’s loan forgiveness amount to the lender (or, if the borrower does not apply for loan forgiveness, 10 months after the end of the borrower’s loan forgiveness covered period). The extension of the deferral period under the Flexibility Act automatically applied to all PPP loans. At September 30, 2020, the entire portfolio of PPP loans are expected to have the 10 months extension until the loan is forgiven by the SBA.

Main Street Lending Program

The Company participated in the Main Street Lending Program to support lending to small and medium-sized businesses that were in sound financial condition before the onset of the COVID-19 pandemic. Under this program, the Bank originates loans to borrowers meeting the terms and requirements of the program, including requirements as to eligibility, use of proceeds and priority, and sells a 95% participation interest in these loans to Main Street Facilities, LLC, a special purpose vehicle (“SPV”) organized by the Federal Reserve to purchase the participation interest from eligible lenders, including the Bank.

During the third quarter of 2020, the Bank originated four Main Street loans totaling $69.8 million in principal amount and sold participation interest totaling $66.3 million to the Main Street SPV, resulting in a gain on sale of $486 thousand.

Loan Deferrals

At September 30, 2020, the Company had 12 non-PPP loans totaling $37 million on payment deferral for COVID-related reasons, down from $626 million at June 30, 2020. Over 97% of loans that were granted a deferral have resumed making regular, contractually agreed-upon payments or were paid off. As a part of the CARES Act, the SBA is paying six months of loan payments for the Company’s SBA 7a borrowers. One deferred payment loan is reported as past due, two are reported as nonaccrual and none are reported as troubled debt restructurings (“TDRs”) under Section 4013 of the CARES Act.

Deposits

Total deposits decreased $45.1 million from the prior quarter to $1.56 billion at September 30, 2020 due to a decrease in noninterest-bearing deposit accounts and time deposit accounts, partially offset by increases in interest-bearing nonmaturity deposits.

At September 30, 2020, noninterest-bearing deposits totaled $736.1 million, a decrease of $53.7 million in the third quarter of 2020, of which $45 million of the decrease was due to the customers’ use of PPP funds during the third quarter of 2020. Interest-bearing nonmaturity deposits increased $28.9 million due primarily to an increase in brokered deposits. Noninterest-bearing deposits were $736.1 million and represented 47.2% of total deposits at September 30, 2020, compared to $789.8 million and 49.2% of total deposits at June 30, 2020.

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Time deposits decreased $20.3 million due to a decrease in higher rate customer time deposits which matured in the third quarter of 2020, coupled with a decrease in brokered time deposits. At September 30, 2020, brokered time deposits totaled $101.3 million, compared to $115.5 million at June 30, 2020.

Borrowings

At September 30, 2020, the Company had $253.1 million in borrowings under the PPPLF with a fixed-rate of 0.35% which was collateralized by PPP loans. The Company also participated in the FHLB San Francisco’s new Recovery Advance loan program for $10 million at zero percent interest at September 30, 2020 with maturity dates in November 2020 and May 2021.

Credit Quality

Nonperforming loans increased to $13.0 million at September 30, 2020, compared to $8.4 million at June 30, 2020, and represented 0.69% and 0.46% of total loans held for investment, respectively. The increase in nonperforming loans was due to two loans from one relationship totaling $5 million, which were downgraded to nonaccrual during the third quarter of 2020. These loans represent completed construction loans on two high quality ocean view homes in Malibu, California with recent appraisals indicating less than 50% Loan-to-Appraised Value. There were no loans over 90 days past due that were still accruing interest at September 30, 2020. Net charge-offs for the third quarter of 2020 were $88 thousand, or 0.02% of average loans on an annualized basis, compared to $496 thousand or 0.11% of average loans on an annualized basis for the second quarter of 2020. In the third quarter of 2020, the Company sold all of its foreclosed assets. Nonperforming assets totaled $13.0 million at September 30, 2020, compared to $9.0 million at June 30, 2020, and represented 0.58% and 0.41% of total assets, respectively.

Loan delinquencies (30-89 days past due) totaled $1.2 million at September 30, 2020, compared to $353 thousand at June 30, 2020. Deferred payment loans which met the requirement under Section 4013 of the CARES Act are not considered past due or TDRs.

The allowance for loan losses increased 5.1% to $18.7 million and represented 0.99% of total loans held for investment and 144.2% of nonperforming loans at September 30, 2020, compared to 0.97% and 211.8% at June 30, 2020, respectively. The allowance for loan losses as a percentage of total loans held for investment excluding PPP loans, was 1.25% at September 30, 2020. At September 30, 2020, the net carrying value of acquired loans totaled $173.8 million and included a remaining net discount of $4.3 million. The discount is available to absorb losses on the acquired loans and represented 2.5% of the net carrying value of acquired loans and 0.22% of total gross loans held for investment.

CAPITAL POSITION

Capital Ratios

The Bank opted into the Community Bank Leverage Ratio (“CBLR”) framework, beginning with the Call Report filed for the first quarter of 2020. The CBLR replaces the risk-based and leverage capital requirements in the generally applicable capital rules. The minimum CBLR was originally 9%, however, on April 23, 2020, the federal banking regulators, implementing the applicable provisions of the CARES Act, issued interim rules which modified the CBLR framework so that: (i) beginning in the second quarter 2020 and until the end of the year, a banking organization that has a leverage ratio of 8% or greater and meets certain other criteria may elect to use the CBLR framework; and (ii) community banking organizations will have until January 1, 2022, before the CBLR requirement is re-established at greater than 9%. Under the interim rules, the minimum CBLR is 8% beginning in the second quarter and for the remainder of calendar year 2020, 8.5% for calendar year 2021, and 9% thereafter. The interim rules also maintain a two-quarter grace period for a qualifying community banking organization whose leverage ratio falls no more than 1% below the applicable community bank leverage ratio. In addition, assets originated under the PPP and covered loans pledged under the PPPLF are deducted from the average total consolidated assets for purposes of calculating the CBLR. However, such assets are included in total consolidated assets for purposes of determining the eligibility to opt into the CBLR framework.

At September 30, 2020, the Bank’s preliminary CBLR ratio was 10.29% which exceeded all regulatory capital requirements under the CBLR framework and, accordingly, the Bank was considered to be ‘‘well-capitalized’’.

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Stock Repurchase Program

The Company suspended the stock repurchase program on March 17, 2020. During the third and second quarter of 2020, there were no repurchases of common stock. The remaining number of shares authorized to be repurchased under this program was 695,489 shares at September 30, 2020. Suspending the stock repurchase program allows the Company to preserve capital and provide liquidity during the COVID-19 pandemic to meet the credit needs of the Company’s customers, as well as support small businesses and the local economies served by the Company through the Bank’s lending and other important services.

About First Choice Bancorp

First Choice Bancorp, headquartered in Cerritos, California, is the sole shareholder of and the registered bank holding company for, First Choice Bank. As of September 30, 2020, First Choice Bancorp had total consolidated assets of $2.26 billion. First Choice Bank, also headquartered in Cerritos, California, is a community-based financial institution that serves primarily commercial and consumer clients in diverse communities and specializes in loans to small- to medium-sized businesses and private banking clients, commercial and industrial loans, and commercial real estate loans. First Choice Bank is a Preferred Small Business Administration (SBA) Lender. First Choice Bank conducts business through nine full-service branches and two loan production offices located in Los Angeles, Orange and San Diego Counties. Founded in 2005, First Choice Bank has quickly become a leading provider of financial services that enable our customers to grow, maintain strength, and achieve their business objectives. We strive to surpass our clients’ expectations through our efficiency, personalized services and financial solutions and professionalism and are committed to being “First in Speed, Service, and Solutions.” First Choice Bank is a strong believer in social justice and equality and is proud of its cultural- and gender-diverse workforce. As of September 30, 2020, more than 71% of the Company’s total workforce identified as ethnic minorities and more than 66% of its workforce and more than 50% of its senior management identified as female. First Choice Bancorp stock is traded on the Nasdaq Capital Market under the ticker symbol “FCBP.”

First Choice Bank’s website is www.FirstChoiceBankCA.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures in addition to results presented in accordance with GAAP. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s results of operations and financial condition and to enhance investors’ overall understanding of such results of operations and financial condition, permit investors to effectively analyze financial trends of our business activities, and enhance comparability with peers across the financial services sector. These non-GAAP financial measures are not a substitute for GAAP measures and should be read in conjunction with the Company’s GAAP financial information. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the accompanying financial tables.

Forward-Looking Statements

In addition to historical information, certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to management’s beliefs, projections and assumptions concerning future results and events. Forward-looking statements include descriptions of management’s plans or objectives for future operations, products or services, and forecasts of the Company’s revenues, earnings or other measures of economic performance. As well, forward-looking statements may relate to future outlook and anticipated events, such as the Company’s plans and protocols with regard to managing potential impacts related to the COVID-19 virus, the Company’s strategy to help keep its workforce and local communities safe, the Company’s business continuity protocols and the potential impact on operations related to COVID-19, and the Company’s ability to successfully advance its development and expansion projects and achieve its growth objectives. These forward-looking statements involve risks and uncertainties, based on the beliefs and assumptions of management and on the information available to management at the time that this presentation was prepared and can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words or phrases such as “aim,” “can,” “may,” “could,” “predict,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “hope,” “intend,” “plan,” “potential,” ‘project,” “will likely result,” “continue,” “seek,” “shall,” “possible,” “projection,” “optimistic,” and “outlook,” and variations of these words and similar expressions or the negative version of those words or phrases.

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Forward-looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. Many factors could cause actual results to differ materially from those contemplated by these forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Any statements about future operating results, such as those concerning accretion and dilution to the Company’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the SEC, including under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as may be supplemented and/or amended by our Quarterly Reports on Form 10-Q as filed subsequent thereto.

Contacts

First Choice Bancorp

Robert M. Franko, 562.345.9241

President & Chief Executive Officer

First Choice Bancorp

Khoi D. Dang, Esq., 562.263.8336

Executive Vice President and General Counsel

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First Choice Bancorp and Subsidiary

Financial Highlights and Selected Ratios (unaudited):

	At or for the Three Months Ended			At or for the Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(dollars in thousands, except per share amounts)
Total interest and dividend income	$23,154	$21,844	$24,343	$66,742	$68,401
Total interest expense	1,428	1,540	3,317	5,539	9,347
Net interest income	21,726	20,304	21,026	61,203	59,054
Total noninterest income	1,943	1,055	1,673	4,413	6,117
Total net interest income and noninterest income	23,669	21,359	22,699	65,616	65,171
Total noninterest expense	11,528	11,100	10,651	34,147	31,956
Pre-tax pre-provision income (1)	12,141	10,259	12,048	31,469	33,215
Provision for loan losses	1,000	2,100	700	5,800	1,600
Income before taxes	11,141	8,159	11,348	25,669	31,615
Income taxes	3,260	2,429	3,277	7,512	9,725
NET INCOME	$7,881	$5,730	$8,071	$18,157	$21,890

Total assets	$2,256,342	$2,223,603	$1,655,595	$2,256,342	$1,655,595
Total loans held for investment	1,884,930	1,831,619	1,316,620	1,884,930	1,316,620
Noninterest-bearing deposits	736,118	789,770	666,271	736,118	666,271
Total deposits	1,559,912	1,604,997	1,339,538	1,559,912	1,339,538

Dividends declared per common share	$0.25	$0.25	$0.20	$0.75	$0.60
Net income per share-diluted	$0.67	$0.49	$0.68	$1.55	$1.85
Return on average assets	1.39%	1.09%	1.98%	1.19%	1.86%
Return on average equity	11.57%	8.59%	12.45%	9.05%	11.60%
Return on average tangible common equity (1)	16.31%	12.18%	18.03%	12.83%	16.95%
Net interest margin	4.05%	4.12%	5.52%	4.28%	5.39%
Average loan yield	4.77%	4.94%	6.93%	5.15%	6.66%
Cost of deposits	0.25%	0.31%	0.89%	0.38%	0.84%
Cost of funds	0.29%	0.34%	0.98%	0.42%	0.95%
Efficiency ratio (1)	48.7%	52.0%	46.9%	52.0%	49.0%
Noninterest-bearing deposits to total deposits	47.2%	49.2%	49.7%	47.2%	49.7%
Equity to assets ratio	12.08%	12.01%	15.62%	12.08%	15.62%
Tangible common equity to tangible asset ratio (1)	8.90%	8.77%	11.37%	8.90%	11.37%
Book value per share	$23.28	$22.82	$22.20	$23.28	$22.20
Tangible book value per share (1)	$16.56	$16.09	$15.38	$16.56	$15.38

(1)	Non-GAAP measure. See GAAP to non-GAAP Reconciliation.

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First Choice Bancorp and Subsidiary

Condensed Consolidated Balance Sheets (unaudited)

	September 30, 2020	June 30, 2020	December 31, 2019 (audited)
	(dollars in thousands, except per share amounts)
ASSETS
Cash and due from banks	$23,611	$20,954	$27,359
Interest-bearing deposits at other banks	157,925	196,875	134,442
Total cash and cash equivalents	181,536	217,829	161,801
Investment securities, available-for-sale	37,999	36,783	26,653
Investment securities, held-to-maturity	1,680	1,691	5,056
Equity securities, at fair value	2,792	2,782	2,694
Restricted stock investments, at cost	12,999	12,999	12,986
Loans held for sale	36,474	20,326	7,659
Total loans held for investment	1,884,930	1,831,619	1,374,675
Allowance for loan losses	(18,734)	(17,822)	(13,522)
Total loans held for investment, net	1,866,196	1,813,797	1,361,153
Accrued interest receivable	11,500	13,809	5,451
Premises and equipment	2,341	2,551	1,542
Servicing asset	2,368	2,516	3,202
Deferred taxes	6,095	5,829	6,163
Goodwill	73,425	73,425	73,425
Core deposit intangible	5,149	5,342	5,728
Foreclosed assets, net	—	602	—
Other assets	15,788	13,322	16,811
TOTAL ASSETS	$2,256,342	$2,223,603	$1,690,324

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$736,118	$789,770	$626,569
Money market, interest checking and savings	649,613	620,719	514,366
Time deposits	174,181	194,508	172,758
Total deposits	1,559,912	1,604,997	1,313,693
Borrowings	150,000	150,000	90,000
Paycheck Protection Program Liquidity Facility	253,140	179,125	—
Senior secured debt	4,400	6,500	9,600
Accrued interest payable and other liabilities	16,419	16,032	15,226
Total liabilities	1,983,871	1,956,654	1,428,519
Total shareholders’ equity	272,471	266,949	261,805

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,256,342	$2,223,603	$1,690,324

Shares outstanding	11,705,878	11,697,766	11,635,531
Book value per share	$23.28	$22.82	$22.50
Tangible book value per share (1)	$16.56	$16.09	$15.70

(1)	Non-GAAP measure. See GAAP to non-GAAP Reconciliation.

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First Choice Bancorp and Subsidiary

Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Nine Months Ended September 30,
	September 30, 2020	June 30, 2020	September 30, 2019	2020	2019
	(dollars in thousands, except per share amounts)
INTEREST and DIVIDEND INCOME
Interest and fees on loans	$22,671	$21,348	$23,206	$64,799	$65,466
Interest on investment securities	180	225	208	623	659
Interest on deposits at other financial institutions	103	92	701	696	1,600
Dividends on FHLB and other stock	200	179	228	624	676
Total interest and dividend income	23,154	21,844	24,343	66,742	68,401
INTEREST EXPENSE
Interest on savings, interest checking and money market accounts	382	318	1,283	1,809	3,776
Interest on time deposits	588	856	1,605	2,439	4,073
Interest on borrowings	207	197	253	780	967
Interest on PPP Liquidity Facility	212	112	—	324	—
Interest on senior secured notes	39	57	176	187	531
Total interest expense	1,428	1,540	3,317	5,539	9,347
Net interest income	21,726	20,304	21,026	61,203	59,054
Provision for loan losses	1,000	2,100	700	5,800	1,600
Net interest income after provision for loan losses	20,726	18,204	20,326	55,403	57,454
NONINTEREST INCOME
Gain on sale of loans	990	—	528	1,367	2,727
Service charges and fees on deposit accounts	495	447	475	1,497	1,579
Net servicing fees (expense)	228	(9)	242	443	763
Other income	230	617	428	1,106	1,048
Total noninterest income	1,943	1,055	1,673	4,413	6,117
NONINTEREST EXPENSE
Salaries and employee benefits	7,126	6,386	6,472	20,742	19,552
Occupancy and equipment	1,137	1,108	1,097	3,308	3,513
Data processing	955	874	718	2,636	1,961
Professional fees	492	450	392	1,413	1,237
Office, postage and telecommunications	274	289	253	821	780
Deposit insurance and regulatory assessments	386	198	30	645	345
Loan related	59	226	244	560	529
Customer service related	81	328	437	781	1,187
Amortization of core deposit intangible	193	193	197	579	590
Other expenses	825	1,048	811	2,662	2,262
Total noninterest expense	11,528	11,100	10,651	34,147	31,956
Income before taxes	11,141	8,159	11,348	25,669	31,615
Income taxes	3,260	2,429	3,277	7,512	9,725
Net income	$7,881	$5,730	$8,071	$18,157	$21,890

Net income per share - diluted	$0.67	$0.49	$0.68	$1.55	$1.85
Weighted average shares - diluted	11,612,270	11,606,280	11,659,146	11,616,839	11,714,020

10

First Choice Bancorp and Subsidiary

Average Balance Sheets and Yield Analysis

	Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average Balance	Interest Income / Expense	Yield / Cost	Average Balance	Interest Income / Expense	Yield / Cost	Average Balance	Interest Income / Expense	Yield / Cost
	(dollars in thousands)
Interest-earning assets:
Loans (1)	$1,892,450	$22,671	4.77%	$1,738,172	$21,348	4.94%	$1,328,088	$23,206	6.93%
Investment securities	43,154	180	1.66%	42,553	225	2.13%	35,651	208	2.31%
Deposits at other financial institutions	184,606	103	0.22%	186,741	92	0.20%	134,557	701	2.07%
Restricted stock investments and other bank stocks	14,534	200	5.47%	14,534	179	4.95%	13,988	228	6.47%
Total interest-earning assets	2,134,744	23,154	4.31%	1,982,000	21,844	4.43%	1,512,284	24,343	6.39%

Noninterest-earning assets	119,717			127,208			108,520
Total assets	$2,254,461			$2,109,208			$1,620,804

Interest-bearing liabilities:
Interest checking	$279,945	$111	0.16%	$251,398	$101	0.16%	$116,107	$337	1.15%
Money market accounts	338,970	260	0.31%	298,040	207	0.28%	267,493	890	1.32%
Savings accounts	31,639	11	0.14%	30,104	10	0.13%	29,070	56	0.76%
Time deposits	81,837	201	0.98%	91,051	292	1.29%	147,568	676	1.82%
Brokered time deposits	107,347	387	1.43%	90,349	564	2.51%	138,682	929	2.66%
Total interest-bearing deposits	839,738	970	0.46%	760,942	1,174	0.62%	698,920	2,888	1.64%
Borrowings	152,762	207	0.54%	145,440	197	0.54%	48,263	253	2.08%
Paycheck Protection Program Liquidity Facility	240,602	212	0.35%	127,962	112	0.35%	—	—	—%
Senior secured notes	4,620	39	3.36%	6,754	57	3.39%	12,267	176	5.69%
Total interest-bearing liabilities	1,237,722	1,428	0.46%	1,041,098	1,540	0.59%	759,450	3,317	1.73%

Noninterest-bearing liabilities:
Demand deposits	730,306			783,258			590,212
Other liabilities	15,530			16,684			13,984
Shareholders’ equity	270,903			268,168			257,158

Total liabilities and shareholders’ equity	$2,254,461			$2,109,208			$1,620,804

Net interest spread		$21,726	3.85%		$20,304	3.84%		$21,026	4.66%
Net interest margin			4.05%			4.12%			5.52%

Total deposits	$1,570,044	$970	0.25%	$1,544,200	$1,174	0.31%	$1,289,132	$2,888	0.89%
Total funding sources	$1,968,028	$1,428	0.29%	$1,824,356	$1,540	0.34%	$1,349,662	$3,317	0.98%

(1)	Average loans include net discounts and net deferred loan fees and costs. Interest income on loans includes $1.7 million, $1.3 million and $254 thousand related to the accretion of net deferred loan fees for the quarters ended September 30, 2020, June 30, 2020 and September 30, 2019. In addition, interest income includes $835 thousand, $421 thousand and $2.2 million of discount accretion on loans acquired in a business combination, including the interest recognized on the payoff of PCI loans, for the quarters ended September 30, 2020, June 30, 2020 and September 30, 2019.

11

First Choice Bancorp and Subsidiary

Average Balance Sheets and Yield Analysis (continued)

	Nine Months Ended September 30,
	2020			2019
	Average Balance	Interest Income / Expense	Yield / Cost	Average Balance	Interest Income / Expense	Yield / Cost
	(dollars in thousands)
Interest-earning assets:
Loans (1)	$1,679,206	$64,799	5.15%	$1,314,513	$65,466	6.66%
Investment securities	40,645	623	2.05%	36,355	659	2.42%
Deposits at other financial institutions	176,393	696	0.53%	99,711	1,570	2.11%
Federal funds sold/resale agreements	—	—	—%	1,662	30	2.41%
FHLB and other bank stock	14,531	624	5.74%	13,937	676	6.48%
Total interest-earning assets	1,910,775	66,742	4.67%	1,466,178	68,401	6.24%

Noninterest-earning assets	120,400			108,782
	$2,031,175			$1,574,960

Interest-bearing liabilities:
Interest checking	$229,436	$473	0.28%	$115,358	$944	1.09%
Money market accounts	318,567	1,267	0.53%	270,163	2,658	1.32%
Savings accounts	30,008	69	0.31%	30,731	174	0.76%
Time deposits	96,764	983	1.36%	156,095	2,080	1.78%
Brokered time deposits	96,885	1,456	2.01%	109,598	1,993	2.43%
Total interest-bearing deposits	771,660	4,248	0.74%	681,945	7,849	1.54%
Borrowings	130,344	780	0.80%	53,987	967	2.39%
Paycheck Protection Program Liquidity Facility	123,138	324	0.35%	—	—	—%
Senior secured notes	6,458	187	3.87%	12,190	531	5.82%
Total interest-bearing liabilities	1,031,600	5,539	0.72%	748,122	9,347	1.67%

Noninterest-bearing liabilities:
Demand deposits	715,180			562,195
Other liabilities	16,405			12,281
Shareholders’ equity	267,990			252,362

Total liabilities and shareholders’ equity	$2,031,175			$1,574,960

Net interest spread		$61,203	3.95%		$59,054	4.57%
Net interest margin			4.28%			5.39%

Total deposits	$1,486,840	$4,248	0.38%	$1,244,140	$7,849	0.84%
Total funding sources	$1,746,780	$5,539	0.42%	$1,310,317	$9,347	0.95%

(1)	Average loans include net discounts and net deferred loan fees and costs. Interest income on loans includes $3.3 million and $721 thousand related to the accretion of net deferred loan fees for the nine months ended September 30, 2020 and September 30, 2019. In addition, interest income includes $1.9 million and $3.8 million of discount accretion on loans acquired in a business combination, including the interest recognized on the payoff of PCI loans, for the nine months ended September 30, 2020 and September 30, 2019.

12

First Choice Bancorp and Subsidiary

Loan Composition

	September 30, 2020		June 30, 2020		December 31, 2019
	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total
	(dollars in thousands)
Construction and land development	$215,109	11.3%	$218,226	11.8%	$249,504	18.1%
Real estate:
Residential	30,067	1.6%	39,145	2.1%	43,736	3.2%
Commercial real estate - owner occupied	159,603	8.4%	162,508	8.8%	171,595	12.5%
Commercial real estate - non-owner occupied	528,201	27.9%	502,693	27.3%	423,823	30.8%
Commercial and industrial	361,170	19.0%	335,411	18.2%	309,011	22.5%
SBA loans (1)	602,407	31.8%	586,820	31.8%	177,633	12.9%
Consumer	8	—%	34	—%	430	—%
Total loans held for investment, net of discounts	$1,896,565	100.0%	$1,844,837	100.0%	$1,375,732	100.0%
Net deferred loan fees (1)	(11,635)		(13,218)		(1,057)
Total loans held for investment	$1,884,930		$1,831,619		$1,374,675
Allowance for loan losses	(18,734)		(17,822)		(13,522)
Total loans held for investment, net	$1,866,196		$1,813,797		$1,361,153

(1)	Includes PPP loans with total outstanding principal of $400.1 million and $400.7 million and net unearned fees of $9.9 million and $11.5 million at September 30, 2020 and June 30, 2020.

Total loans held for investment

	September 30, 2020	June 30, 2020	December 31, 2019
	(dollars in thousands)
Gross loans held for investment (1)	$1,904,019	$1,852,768	$1,385,142
Unamortized net discounts (2)	(7,454)	(7,931)	(9,410)
Net unamortized deferred origination fees (1)	(11,635)	(13,218)	(1,057)
Total loans held for investment	$1,884,930	$1,831,619	$1,374,675

(1)	Includes PPP loans with total outstanding principal of $400.1 million and $400.7 million and net unearned fees of $9.9 million and $11.5 million at September 30, 2020 and June 30, 2020.

(2)	Unamortized net discounts include discounts related to the retained portion of SBA loans and net discounts on Non-PCI acquired loans. At September 30, 2020, net discounts related to loans acquired in the PCB acquisition totaled $4.3 million that is expected to be accreted into interest income over a weighted average remaining life of 4.1 years. At June 30, 2020 and December 31, 2019, net discounts related to loans acquired in the PCB acquisition totaled $4.8 million and $6.0 million.

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Allowance for Loan losses

	Three Months Ended			Nine Months Ended September 30,
	September 30, 2020	June 30, 2020	September 30, 2019	2020	2019
	(dollars in thousands)
Balance, beginning of period	$17,822	$16,218	$12,053	$13,522	$11,056
Provision for loan losses	1,000	2,100	700	5,800	1,600
Charge-offs	(194)	(550)	(437)	(772)	(561)
Recoveries	106	54	24	184	245
Net charge-offs	(88)	(496)	(413)	(588)	(316)
Balance, end of period	$18,734	$17,822	$12,340	$18,734	$12,340
Annualized net charge-offs to average loans	(0.02)%	(0.11)%	(0.12)%	(0.05)%	(0.03)%

Credit Quality (1)

	September 30, 2020	June 30, 2020	December 31, 2019
	(dollars in thousands)
Accruing loans past due 90 days or more	$—	$267	$—
Non-accrual loans	12,847	7,999	11,107
Troubled debt restructurings on non-accrual	144	150	158
Total nonperforming loans	12,991	8,416	11,265
Foreclosed assets	—	602	—
Total nonperforming assets	$12,991	$9,018	$11,265
Troubled debt restructurings - on accrual	$320	$319	$321

Nonperforming loans as a percentage of total loans held for investment	0.69%	0.46%	0.82%
Nonperforming assets as a percentage of total assets	0.58%	0.41%	0.67%
Allowance for loan losses as a percentage of total loans held for investment	0.99%	0.97%	0.98%
Allowance for loan losses as a percentage of total loans held for investment excluding PPP loans	1.25%	1.24%	0.98%
Allowance for loan losses as a percentage of nonperforming loans	144.21%	211.76%	120.04%
Allowance for loan losses as a percentage of nonperforming assets	144.21%	197.63%	120.04%
Accruing loans held for investment past due 30 - 89 days	$1,233	$353	$1,767

(1) Excludes purchased credit impaired loans with a net carrying value of $792 thousand, $1.0 million and $1.1 million at September 30, 2020, June 30, 2020 and December 31, 2019.

GAAP to Non-GAAP Reconciliation

The following tables present a reconciliation of non-GAAP financial measures to GAAP measures for: (1) efficiency ratio, (2) pre-tax pre-provision income, (3) average tangible common equity, (4) return on average tangible common equity, (5) tangible common equity, (6) tangible assets, (7) tangible common equity to tangible asset ratio, and (8) tangible book value per share. We believe the presentation of certain non-GAAP financial measures provides useful information to assess our consolidated financial condition and consolidated results of operations and to assist investors in evaluating our financial results relative to our peers. These non-GAAP financial measures complement our GAAP reporting and are presented below to provide investors and others with information that we use to manage the business each period. Because not all companies use identical calculations, the presentation of these non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. These non-GAAP measures should be taken together with the corresponding GAAP measures and should not be considered a substitute of the GAAP measures.

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	Three Months Ended			Nine Months Ended September 30,
	September 30, 2020	June 30, 2020	September 30, 2019	2020	2019
	(dollars in thousands)
Efficiency Ratio
Noninterest expense (numerator)	$11,528	$11,100	$10,651	$34,147	$31,956

Net interest income	$21,726	$20,304	$21,026	$61,203	$59,054
Plus: Noninterest income	1,943	1,055	1,673	4,413	6,117
Total net interest income and noninterest income (denominator)	$23,669	$21,359	$22,699	$65,616	$65,171
Efficiency ratio	48.7%	52.0%	46.9%	52.0%	49.0%

Pre-tax pre-provision income
Net interest income	$21,726	$20,304	$21,026	$61,203	$59,054
Noninterest income	1,943	1,055	1,673	4,413	6,117
Total net interest income and noninterest income	23,669	21,359	22,699	65,616	65,171
Less: Noninterest expense	11,528	11,100	10,651	34,147	31,956
Pre-tax pre-provision income	$12,141	$10,259	$12,048	$31,469	$33,215

Return on Average Assets, Equity, Tangible Equity
Net income	$7,881	$5,730	$8,071	$18,157	$21,890

Average assets	$2,254,461	$2,109,208	$1,620,804	$2,031,175	$1,574,960
Average shareholders’ equity	270,903	268,168	257,158	267,990	252,362
Less: Average intangible assets	78,696	78,901	79,535	78,888	79,730
Average tangible common equity	$192,207	$189,267	$177,623	$189,102	$172,632

Return on average assets	1.39%	1.09%	1.98%	1.19%	1.86%
Return on average equity	11.57%	8.59%	12.45%	9.05%	11.60%
Return on average tangible common equity	16.31%	12.18%	18.03%	12.83%	16.95%

	As of
	September 30, 2020	June 30, 2020	December 31, 2019
	(dollars in thousands, except per share amounts)
Tangible Common Equity Ratio/Tangible Book Value Per Share
Shareholders’ equity	$272,471	$266,949	$261,805
Less: Intangible assets	78,574	78,767	79,153
Tangible common equity	$193,897	$188,182	$182,652

Total assets	$2,256,342	$2,223,603	$1,690,324
Less: Intangible assets	78,574	78,767	79,153
Tangible assets	$2,177,768	$2,144,836	$1,611,171

Equity to assets ratio	12.08%	12.01%	15.49%
Tangible common equity to tangible asset ratio	8.90%	8.77%	11.34%

Shares outstanding	11,705,878	11,697,766	11,635,531
Book value per share	$23.28	$22.82	$22.50
Tangible book value per share	$16.56	$16.09	$15.70

15